Exhibit 99.1

Michael Narikawa
EACO Corporation
(714) 876-2490	June 27, 2024

EACO CORPORATION REPORTS RECORD QUARTER NET SALES

ANAHEIM, CALIFORNIA – EACO Corporation (OTCMKTS:EACO) today reported the results for its quarter ended May 31, 2024.

Net sales, net income and earnings per share were as follows for the three months ended May 31, 2024 (dollars in thousands, except per share information):

	Three Months Ended May 31,		%
	2024	2023	Change
	(unaudited)	(unaudited)

Net sales	$96,121	$80,249	19.8%

Net income	$1,184	$5,319	(77.7%)

Basic and diluted earnings per common share	$0.24	$1.09	(78.0%)

The Company had 413 sales employees at May 31, 2024, an increase of 33 employees or 8.5%, from the prior year quarter. The Company’s sales force is divided into sales focus teams (SFT’s). The Company had 110 SFT’s as of May 31, 2024, two more than the prior year quarter. Management anticipates continued growth in both our headcount and SFT’s in fiscal year 2024. Management believes it continues to gain market share through its local presence business model.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Any statements set forth in this news release that are not entirely historical and factual in nature, including without limitation, statements related to our headcount expansion and future growth are forward-looking statements. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, our ability to hire and retain additional qualified employees, our ability to open additional sales offices, and to gain market acceptance for our products, the pricing and availability of our products, the success of our sales and marketing programs, and the impact of products offered by our competitors from time to time. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in EACO’s most recent Form 10-K and all subsequent Form 10-Q reports filed by us with the SEC. The forward-looking statements included in this release speak only as of the date hereof, and EACO does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

EACO Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share information)

(unaudited)

	May 31,	August 31,
	2024	2023
ASSETS
Current Assets:
Cash and cash equivalents	$737	$8,558
Restricted cash	10	10
Trade accounts receivable, net	54,059	46,654
Inventory, net	67,409	56,270
Marketable securities, trading	9,405	27,228
Prepaid expenses and other current assets	3,838	3,843
Total current assets	135,458	142,563
Non-current Assets:
Property, equipment and leasehold improvements, net	35,415	8,041
Operating lease right-of-use assets	4,498	9,988
Other assets, net	1,508	1,652
Total assets	$176,879	$162,244
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$33,614	$22,505
Accrued expenses and other current liabilities	17,160	16,375
Current portion of operating lease liabilities	2,148	3,950
Current portion of debt	120	120
Total current liabilities	53,042	42,950
Non-current Liabilities:
Long-term debt	4,254	4,348
Operating lease liabilities	2,526	6,225
Total liabilities	59,822	53,523
Commitments and Contingencies
Shareholders’ Equity:
Convertible preferred stock, $0.01 par value per share; 10,000,000 shares authorized; 36,000 shares outstanding (liquidation value $900)	1	1
Common stock, $0.01 par value per share; 8,000,000 shares authorized; 4,861,590 shares outstanding	49	49
Additional paid-in capital	12,378	12,378
Accumulated other comprehensive income	(30)	38
Retained earnings	104,659	96,255
Total shareholders’ equity	117,057	108,721
Total liabilities and shareholders’ equity	$176,879	$162,244

* Derived from the Company’s audited financial statements included in its Form 10-K for the year ended August 31, 2023 filed with the U.S. Securities and Exchange Commission on November 22, 2023.

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except for share and per share information)

(unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2024	2023	2024	2023
Net sales	$96,121	$80,249	$259,711	$233,493
Cost of sales	68,193	57,008	183,184	166,325
Gross margin	27,928	23,241	76,527	67,168
Operating expenses:
Selling, general and administrative expenses	26,314	16,277	61,129	47,568
Impairment on termination of lease	–	–	3,906	–
Income from operations	1,614	6,964	11,492	19,600
Other income (expense):
Net (loss) gain on trading securities	(24)	163	(45)	784
Interest and other (expense)	(44)	(36)	(128)	(38)
Other (expense) income, net	(68)	127	(173)	746
Income before income taxes	1,546	7,091	11,319	20,346
Provision for income taxes	362	1,772	2,858	5,216
Net income	1,184	5,319	8,461	15,130
Cumulative preferred stock dividend	(19)	(19)	(57)	(57)
Net income attributable to common shareholders	$1,165	$5,300	$8,404	$15,073
Basic earnings per share:	$0.24	$1.09	$1.73	$3.10
Diluted earnings per share:	$0.24	$1.09	$1.73	$3.09
Basic weighted average common shares outstanding	4,861,590	4,861,590	4,861,590	4,861,590
Diluted weighted average common shares outstanding	4,901,590	4,901,590	4,901,590	4,901,590

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended May 31,
	2024	2023
Operating activities:
Net income	$8,461	$15,130
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,247	1,052
Bad debt expense	359	201
Deferred tax provision	51	–
Net unrealized loss (gain) on trading securities	357	(784)
Impairment on termination of lease	3,906	–
Changes in current assets and liabilities:
Trade accounts receivable	(7,764)	3,913
Inventory	(11,139)	(7,656)
Prepaid expenses and other assets	98	1,151
Operating lease right-of-use assets	5,490	(1)
Trade accounts payable	8,043	(1,885)
Accrued expenses and other current liabilities	785	(2,397)
Operating lease liabilities	(5,501)	10
Net cash provided by operating activities	4,393	8,734
Investing activities:
Purchase of property, equipment, and leasehold improvements	(32,527)	(646)
Net sales (purchases) of marketable securities, trading	17,466	(23,738)
Net cash used in investing activities	(15,061)	(24,384)
Financing activities:
Repayments on long-term debt	(94)	(87)
Preferred stock dividend	(57)	(57)
Net change in bank overdraft	3,066	(109)
Net cash provided by (used in) financing activities	2,915	(253)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(68)	(135)
Net decrease in cash, cash equivalents, and restricted cash	(7,821)	(16,038)
Cash, cash equivalents, and restricted cash - beginning of period	8,568	17,396
Cash, cash equivalents, and restricted cash - end of period	$747	$1,358
Supplemental disclosures of cash flow information:
Cash paid for interest	$145	$152
Cash paid for income taxes	$8,276	$7,217